U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): August 2, 2005
GLASSMASTER COMPANY
(Exact name of small business issuer as specified in its charter)

South Carolina	0-2331	57-0283724

(State or other jurisdiction of Incorporation of organization	(Commission File Number)	(IRS Employer Identification No.)

PO Box 788, Lexington SC	29071

(Address of principal executive offices)	(Zip Code)
Issuer’s Telephone Number, including area code: 803-359-2594

ITEM 5.02. Election of Directors and Principal Officers.
At a meeting of the Glassmaster Board of Directors which was held on Friday, July 29, 2005 one new director was appointed as follows:

2006	Dr. James F. Kane

Dr. Kane is Dean Emeritus of the College of Business Administration of the University of South Carolina, having retired during 1993 as Dean, in which capacity he had served since 1967. Dr. Kane is presently a professor in the USC College of Business.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLASSMASTER COMPANY LEXINGTON, SC

Date: August 2, 2005	/s/ Raymond M. Trewhella Raymond M. Trewhella (CEO and Chairman of the Board, Principal Executive Officer)

Date: August 2, 2005	/s/ Richard E. Trewhella Richard E. Trewhella (Corporate Controller & Treasurer, Principal Financial Officer)

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